EXHIBIT 10.1

AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 3 (“Amendment No. 3”) to the Securities Purchase Agreement dated June 8, 2009 (individually the “SPA”, and with this Amendment No. 3 and two previous Amendments, the “Agreement”) is dated as of November 11, 2011, by and between Oxygen Biotherapeutics, Inc., a Delaware corporation (the “Company”), and JP SPC 1 Vatea, Segregated Portfolio (formerly Vatea Fund, Segregated Portfolio), a Cayman Islands company (the “Investor”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the SPA.

WHEREAS, the SPA provides that the Investor will make additional investments in the Company through the purchase of Common Stock, subject to the Company achieving Milestones listed in Appendix A to the SPA.

WHEREAS, the parties have agreed on certain modifications to the Milestones and other terms of the SPA in Amendments dated September 1, 2009 and April 23, 2010.

WHEREAS the parties wish to further amend the SPA and enter into this Amendment No. 3 to memorialize the changes and the Agreement between the parties.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1.           Section 1 shall be amended by replacing the definition of “Share Purchase Price” as follows:

“Share Purchase Price” means $2.85 per share of Common Stock (after giving effect to the Company’s 1-for-15 reverse stock split of its Common Stock on November 9, 2009), as the same may adjusted from time to time pursuant to Section 2.3.

2.           Section 2.2(c) shall be deleted in its entirety.

3.           The first full paragraph of Appendix A shall be deleted in its entirety, and replaced with the following:

Subsequent Closings shall take place as described below.  Notwithstanding any provision of the SPA or Appendix A to the contrary, on the date of Amendment No. 3, all milestones that have not yet been achieved shall be deemed immediately achieved for all purposes under the SPA and this Appendix A, and the Subsequent Closing shall take place as soon as reasonably practicable following the date of Amendment No. 3.

4.           Except as otherwise specifically provided for in this Amendment No. 3, all of the terms and provisions of the SPA remain in full force and effect. This Amendment No. 3 is one of the Transaction Documents and the Transaction Documents, together with the appendices and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, appendices, and schedules.

5.           This Amendment No. 3 may be executed in two or more counterparts, all of which when taken together with the Transaction Documents shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by image file attached to an email, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or image file of the signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the SPA to be duly executed by their respective authorized signatories as of the date first indicated above.

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/ Michael Jebsen
Name:	Michael Jebsen
Title:	President, Chief Financial Officer

JP SPC 1 VATEA, SEGREGATED PORTFOLIO

By:	/s/ Gregory Pepin
Name:	Gregory Pepin
Title:	Investment Manager